Exhibit 10.4.13

PORTLAND NATURAL GAS TRANSMISSION SYSTEM

THIRTEENTH AMENDMENT TO AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

THIS THIRTEENTH AMENDMENT TO AMENDED AND RESTATED PARTNERSHIP AGREEMENT (this “Thirteenth Amendment”) is effective as of the 1st day of June, 2017 (the “Effective Date”) by and among TC PipeLines Intermediate Limited Partnership, a Delaware Limited Partnership, (“TCP Intermediate”) and Northern New England Investment Company, Inc., a Vermont corporation, (“NNEIC”). The above-named entities are sometimes referred to in this Agreement individually as a “Party,” and collectively as the “Parties.”

WHEREAS, TCP Intermediate and NNEIC currently constitute all of the partners (the “Current Partners”) in Portland Natural Gas Transmission System, a Maine general partnership, (the “Partnership”) and are the remaining parties to the Portland Natural Gas Transmission System Amended and Restated Partnership Agreement dated as of March 1, 1996, as amended by the First Amendment thereto, dated as of May 23, 1996, the Second Amendment thereto, dated as of October 23, 1996, the Third Amendment thereto, dated as of March 17, 1998, the Fourth Amendment thereto, dated as of March 31, 1998, the Fifth Amendment thereto, dated as of September 30, 1998, the Sixth Amendment thereto, dated as of June 4, 1999, the Seventh Amendment thereto, dated as of June 28, 2001, the Eighth Amendment thereto, dated as of September 29, 2003, the Ninth Amendment thereto, dated as of December 3, 2003, the Tenth Amendment thereto, dated as of February 11, 2005, the Eleventh Amendment thereto, dated as of March 17, 2008 and the Twelfth Amendment thereto, dated January 1, 2016 (as amended, the “Partnership Agreement”); and

WHEREAS, effective as of the Effective Date, TCPL Portland Inc., a Delaware corporation (“TCPL Portland”) assigned and transferred 100% of its total 11.81% Percentage Interest in the Partnership to TCP Intermediate, an Affiliate of TCPL Portland, pursuant to an Agreement for Purchase and Sale of Partnership Interest, dated as of May 3, 2017 and an Assignment and Assumption Agreement, dated as of June 1, 2017 (herein collectively referred to as the “TC PipeLines Purchase Agreements”) and pursuant to Section 9.2.1 of the Partnership Agreement;

WHEREAS TCPL Portland has resigned as Tax Matters Partner for the Partnership; and

WHEREAS, pursuant to a Unanimous Written Consent of the Management Committee of Portland Natural Gas Transmission System dated as of June 1, 2017, the Management Committee unanimously approved the assignment and transfer by TCPL Portland of its Percentage Interest to TCP Intermediate as set above; and

WHEREAS, the Current Partners wish to amend the Partnership Agreement to reflect the foregoing transactions.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the Parties agree as follows:

1.              Definitions. Capitalized terms used but not defined in this Thirteenth Amendment (including in the introductory paragraph and recitals above) shall have the meanings assigned to such terms in the Partnership Agreement.

2.              Allocation of Profits, Losses and Distributions. The Current Partners hereby agree that, for the purposes of Sections 9.6 and 9.7 of the Partnership Agreement, the effective date of the assignment shall be deemed to be June 1, 2017.

3.              Revised Percentage Interests. The Current Partners acknowledge that, as of the Effective Date, the Partnership Agreement is hereby amended by substituting Schedule A attached hereto for the same schedule currently attached to the Partnership Agreement.

4.              Tax Matters Partner: The first sentence of Section 6.12 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

TC PipeLines Intermediate Limited Partnership is hereby designated as the tax matters partner for the Partnership pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Partner”).

5.              Release of Seller: Effective as of the date hereof, each of the Partnership, TCP Intermediate and NNEIC release and forever discharge TCPL Portland from its obligations under the Partnership Agreement.

6.              Officers and Committees: For ease of reference, the current officers and membership of the committees of the Partnership are set forth below:

Management Committee

TCP Intermediate Representative	Janine Watson

TCP Intermediate Alternate Representative	Laura M. Heckman

NNEIC Representative	Dave Rheaume

NNEIC Alternate Representative	Sarah Gendron

NNEIC Alternate Representative	Martin Imbleau

Audit Committee

TCP Intermediate Representative	Nathaniel A. Brown

NNEIC Representative	Michel Veillette

NNEIC Alternate Representative	Sarah Gendron

Finance Committee (ad hoc)

TCP Intermediate	(N/A — to be appointed as necessary)

NNEIC	Sarah Gendron

Legal Committee (Ad Hoc)

TCP Intermediate	(N/A- to be appointed as necessary)

NNEIC	(N/A- to be appointed as necessary)

Officers

James R. Eckert	President

Joel E. Hunter	Vice-President, Finance and Treasurer

Lauri A. Newton	Chief Compliance Officer, FERC

Nathaniel A. Brown	Chief Financial Officer

Ronald L. Cook	Vice-President, Taxation

Lauri A. Newton	Vice-President, U.S. Pipeline Law

Meghan A. Lindsay	Secretary

7.              Amendment to Section 13.2.1: Section 13.2.1 shall be amended to state as follows:

To each of the Partners at the address set forth below or at such other address as may be designated from time to time by any Partner by written notice to each other Partner and the Partnership:

TC PipeLines Intermediate Limited Partnership	c/o TC PipeLines GP, Inc.
700 Louisana Street, Suite 700
Houston, Texas 77002-2761
Attn: Corporate Secretary

Northern New England Investment Company, Inc.	Northern New England Investment Company, Inc.
85 Swift Street
South Burlington, VT 05403
Attn: Jeremiah Mahany

8.              Effect on Partnership Agreement. Except as expressly set forth herein, the Partnership Agreement and all of the representations, warranties, covenants and agreements contained therein remain in full force and effect for the benefit of the parties thereto and hereto, and their permitted successors and assigns.

9.              Counterparts. This Thirteenth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be executed and attested by their duly authorized representatives effective as of the date first set forth above.

TC PIPELINES INTERMEDIATE LIMITED PARTNERSHIP, LP
by TC PIPELINES, GP INC.,
its General Partner

By:	/s/ Brandon M. Anderson
Brandon M. Anderson

Title:	President

By:	/s/ Jon A. Dobson
Jon A. Dobson

Title:	Secretary

NORTHERN NEW ENGLAND INVESTMENT COMPANY, INC.

By:	/s/ Dave Rheaume
Dave Rheaume

Title:	NNEIC Representative

By:	/s/ [ILLEGIBLE]
Title:

SCHEDULE A

THIRTEENTH AMENDMENT TO AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

Partners	New Percentage Interests
TC PipeLines Intermediate Limited Partnership	61.71%
Northern New England Investment Company, Inc.	38.29%
Total	100%